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                                                                 Exhibit 10(i)

                               HARRIS CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                     ARTICLE I - PURPOSE AND EFFECTIVE DATE

The Harris Corporation Supplemental Executive Retirement Plan (the "SERP") is intended to provide deferred compensation to a "select group of management or highly compensated employees" (as defined in section 201(2) of ERISA) who are eligible to participate in the SERP. The SERP, as amended and restated herein, is effective as of January 1, 1998.


                            ARTICLE II - DEFINITIONS

Each capitalized term used herein shall have the meaning set forth in the Harris Corporation Retirement Plan, except as otherwise set forth below.

2.1. ACCOUNT - means an account established on the books of the Corporation on behalf of a Participant pursuant to Section 5.1.

2.2. CODE - means the Internal Revenue Code of 1986, as amended from time to time.

2.3. COMMITTEE - means the Corporation Committee, the members of which shall be appointed by the Investment Committee -- Retirement Plans of the Board of Directors of the Corporation.

2.4. COMPENSATION - means "Compensation" as defined in the Retirement Plan, except that the dollar limitation imposed on tax-qualified plans under section 401(a)(17) of the Code shall not apply.

2.5. CORPORATION - means Harris Corporation, a Delaware corporation.

2.6. ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.7. FINANCIAL HARDSHIP - means a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or his dependent (within the meaning of section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising from events beyond the Participant's control.

2.8. PARTICIPANT - means an individual who satisfies the requirements of Section
3.1 or 3.2 and, if applicable, files an election form with the Committee pursuant to Article IV.

2.9. RETIREMENT PLAN - means the Harris Corporation Retirement Plan, as amended from time to time.

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2.10. SERP - means this Harris Corporation Supplemental Executive Retirement
Plan, as amended from time to time.


                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. Any employee shall be eligible to participate in the SERP for any Plan Year if he receives compensation for such Plan Year from the Corporation at least equal to an amount to be determined for such year by the Committee in its sole discretion, and such employee either (i) is a participant in the Retirement Plan whose Pre-Tax Contributions, Matching Pre-Tax Contributions or Profit Sharing Contributions under the Retirement Plan are limited by section 401(a)(17), 401(k)(3), 401(m)(2)(A), 402(g) or 415 of the
Code, or (ii) is designated by the Committee to be eligible to participate in the SERP. An eligible employee shall become a Participant by completing an election form described in Article IV. As a condition to participation, each employee shall agree to receive any payments made pursuant to the SERP in the form of direct deposit (or other method determined by the Committee).

3.2. CONTINUED PARTICIPATION. Any individual who was a participant in the SERP on December 31, 1997 shall continue to be a Participant in the SERP as long as he has a balance credited to his Account.


                           ARTICLE IV - CONTRIBUTIONS

4.1. ELECTION BY RETIREMENT PLAN PARTICIPANT. An amount equal to the Pre-Tax Contributions, Matching Pre-Tax Contributions and Profit Sharing Contributions under the Retirement Plan that exceed the limitations of section 401(a)(17), 401(k)(3), 401(m)(2)(A), 402(g) or 415 of the Code shall be credited to a Participant's Account, provided that the Participant completes an election form in the time and the manner prescribed by the Committee.

4.2. PERMITTED SALARY DEFERRAL ELECTIONS. In addition to the Compensation a Participant elects to defer under Section 4.1, the Committee, in its sole discretion, may permit a Participant to elect to defer the receipt of any portion of his Compensation, by completing an election form in the time and manner prescribed by the Committee. An amount equal to such portion of the Participant's Compensation shall be credited to his Account.

4.3. SPECIAL AWARD AMOUNTS. The Corporation or the Committee, in its sole discretion, may grant a special award to any Participant by crediting his Account in an amount equal to the award.

4.4. TRANSFERRED ACCOUNTS. The Committee, in its sole discretion, may provide that a Participant's Account shall be credited with an amount credited to him under a nonqualified deferred compensation plan maintained by his prior employer. If the Committee so provides, then the Committee shall determine the extent to which the Participant shall be vested in the balance of his Account attributable to such amount.


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                      ARTICLE V - ACCOUNTS AND INVESTMENTS

5.1. ESTABLISHMENT OF ACCOUNTS. An Account shall be established on the books of the Corporation in the name of and on behalf of each Participant. A Participant's Account shall be credited in an amount equal to (i) the Compensation the Participant elected to defer pursuant to Sections 4.1 and 4.2,
(ii) any special awards granted to the Participant pursuant to Section 4.3,
(iii) any amount permitted to be credited to the Participant's Account by the Committee pursuant to Section 4.4 and (iv) any deemed investment gains and losses determined pursuant to Section 5.2.

5.2.  ACCOUNT INVESTMENTS.

         (a) RETIREMENT PLAN PARTICIPANTS. If a Participant is a participant in the Retirement Plan in any Plan Year, then amounts credited to his Account for such Plan Year shall be deemed to be invested in the same investment funds designated by the Participant for the investment of his account under the Retirement Plan and in the same proportion designated by the Participant for the investment of his Retirement Plan contributions. Notwithstanding the immediately preceding sentence, the Corporation, in its sole discretion, may decide that the Harris Stock Fund is not available under the SERP.

         (b) OTHER PARTICIPANTS. If a Participant is not eligible to participate in the Retirement Plan, then the Participant may file an investment election with the Committee directing the deemed investment of his Account in the investment funds available under the Retirement Plan, except that the Participant may not direct the investment of his Account to reflect the performance of the Harris Stock Fund.

         (c) INVESTMENT ELECTIONS TO REMAIN IN EFFECT. A Participant's investment election shall remain in effect until he changes it. If an investment fund selected by a Participant is no longer offered under the SERP and the Participant does not file a new investment election with the Committee, then the portion of the Participant's Account previously deemed invested in such investment fund shall be invested in the Balanced Fund, unless the Committee designates another investment fund for such purpose.

         (d) TIMING. A Participant's Account shall be credited annually or, in the discretion of the Committee, more frequently with amounts equal to the gains and losses that would have been realized by the Corporation if the Account had been invested as it is deemed to be invested.


                     ARTICLE VI - VESTING AND DISTRIBUTIONS

6.1. VESTING. Amounts credited to a Participant's Account pursuant to Section
4.1 (as adjusted for deemed gains and losses pursuant to Section 5.2) shall become vested at the same


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time and to the same extent as their corresponding contributions to the
Retirement Plan. A Participant shall be 100% vested in all other amounts credited to his Account, provided, however, that the Committee may determine the vesting schedule for amounts credited to a Participant's Account pursuant to
Section 4.3 or 4.4.

6.2. TIME OF PAYMENT. A Participant shall commence receiving distributions from his Account at the later of (i) his attainment of age 55 and (ii) the beginning of the calendar year following the year in which he terminates employment with the Corporation and its affiliates; provided that a Participant who terminates employment prior to attaining age 55 and whose Account balance at the time of such termination is less than $50,000 (or such other amount as may be designated by the Committee) shall receive a single sum distribution of his Account as soon as practicable following his termination of employment.

6.3. FORM OF DISTRIBUTION.

         (a) A Participant may elect the form of distribution of his Account by filing an election form with the Committee at the time and in the manner prescribed by the Committee. A Participant may change a prior election regarding the form of distribution by filing a new election form with the Committee at the times and in the manner permitted by the Committee; provided that such form is received by the Committee no later than a date within the calendar year prior to the year in which such distribution was to be paid or commence pursuant to the Participant's prior election.

         (b) A participant may elect to receive payment of his Account distribution in any one of the following forms:

                  (1) a single sum;

                  (2) annual installments over a five-year period;

                  (3) annual installments over a seven-year period;

                  (4) annual installments over a ten-year period; or

                  (5) annual installments over a fifteen-year period.

         (c) A Participant who has not filed an election under Section 6.3(a) shall receive the distribution of his Account in annual installments over ten years.

         (d) Notwithstanding any provision of the SERP to the contrary, if a Participant's vested interest in his Account is less than an amount determined by the Committee, in its sole discretion, to be eligible for installment distributions, then the Participant's vested interest in his Account shall be paid in a single sum as soon as reasonably practicable upon entitlement to a distribution.

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6.4. DEATH. If a Participant shall die before the entire vested balance of his
Account is distributed, then the remaining vested balance shall be paid, in the manner such vested balance would have been paid to the Participant, to the beneficiary or the beneficiaries designated by the Participant on the form and in the manner prescribed by the Committee. A Participant may revoke or change his beneficiary designation at any time by filing a new beneficiary designation form with the Committee. If a Participant does not designate a beneficiary under the SERP or if no designated beneficiary survives the Participant, then the vested balance of his Account shall be distributed to the Beneficiary or Beneficiaries entitled to his accounts under the Retirement Plan (or who would be so entitled if the Participant had Retirement Plan accounts).

 6.5. FINANCIAL HARDSHIP. A Participant may request a payment of all or a portion of his vested Account balance on account of a Financial Hardship by submitting a written request to the Committee accompanied by documentation evidencing the Participant's Financial Hardship. The Committee shall review the request and shall determine, in its sole discretion, whether a Financial Hardship exists. Any payment on account of the Participant's Financial Hardship shall be limited to an amount that the Committee, in its sole discretion, determines is reasonably necessary to meet the hardship.

6.6. CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, in the event of a Change in Control, each Participant shall become entitled to an immediate, single sum distribution of the entire vested balance of his Account, provided that the Participant has previously elected to receive such a distribution by filing an election form with the Committee at the time and in the manner prescribed by the Committee. A Participant may change his prior election under this Section 6.6 by filing a new election form with the Committee at the times and in the manner permitted by the Committee; provided that such election form is received by the Committee by the earlier of (i) the calendar year prior to the year in which such Change in Control occurs and (ii) the last date the Committee, in its sole discretion, determines that the Participant was not likely to be aware that a Change in Control was pending. The provisions of this Section 6.6 may not be amended after the date of a Change in Control without the written consent of a majority of those individuals with an Account balance under the SERP on the date of such Change in Control.

6.7. OVERPAYMENTS OF INSTALLMENTS. In the event that a payment is made with respect to a Participant's Account which exceeds the amount to which the Participant is entitled, future payments shall be reduced in any manner which the Committee, in its sole discretion, deems equitable.

6.8. WITHHOLDING FOR TAXES. For each calendar year in which a Participant's Compensation is reduced pursuant to the Participant's election under the SERP, the Corporation shall withhold from the Participant's payments of compensation for such year any taxes imposed upon the Participant pursuant to section 3121(v) of the Code in respect to the amount by which the Participant's Compensation is reduced. The Corporation shall have the right to deduct any federal, state or local income, employment or other taxes required by law to be withheld with respect to any payments to be made under the SERP, and to withhold such amounts from any

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payment otherwise due the Participant (or his beneficiary).


                          ARTICLE VII -- ADMINISTRATION

7.1. AUTHORITY OF COMMITTEE. The SERP shall be administered by the Committee. The Committee shall, in its sole and absolute discretion, have the complete authority to interpret the SERP, to adopt rules for carrying out the purposes of the SERP and to make all other determinations necessary or advisable for the administration of the SERP. To the extent practicable, the SERP shall be administered in a manner consistent with the administration of the Retirement Plan. Nevertheless, any decision or interpretation of any provision of the SERP made by the Committee shall be final and conclusive, and shall be binding on all Participants (and their beneficiaries). A Participant who has been delegated the authority to make decisions with respect to the SERP may not participate in any decision that may affect his rights or obligations under this SERP, unless the decision affects all Participants.

7.2. DELEGATION OF AUTHORITY. The Committee may delegate any of its responsibilities, powers or duties under the SERP to any person or committee. The Committee or its delegate may employ such attorneys, agents, and advisors as the Committee or such delegate may deem necessary or advisable to assist it in carrying out its duties hereunder.

7.3. LIABILITY. No member of the Committee and no individual to whom the Committee has delegated any responsibility, power or duty under the SERP shall be liable for any action or failure to act under this SERP, except where such action or failure to act was due to gross negligence or fraud.


                        ARTICLE VIII - GENERAL PROVISIONS

8.1. AMENDMENT AND TERMINATION. Subject to Section 6.6, the Board of Directors of the Corporation, or the Investment Committee -- Retirement Plans thereof, may amend or terminate the SERP at any time, provided that no such amendment or termination shall reduce or cancel the amount credited to any Participant's Account prior to the date of the adoption of such amendment or the date of such termination.

8.2. ANTI-ALIENATION. A Participant's rights and interest under the SERP may not be assigned or transferred except by will or the laws of descent or distribution, or as may be required under ERISA pursuant to a qualified domestic relations order. Any other purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under the SERP shall not be permitted or recognized and shall be void.

8.3. FUNDING. The Corporation may, but is not required to, establish a trust to fund the amounts credited to Accounts under this SERP, provided that the assets in such trust are subject to the claims of the Corporation's general creditors in the event of insolvency. Any payments pursuant to the SERP shall be made out of the general assets of the Corporation and

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Participants (and beneficiaries) shall have no interest in any fund or specific asset of the Corporation. The rights of each Participant (and beneficiary) to any payments under the SERP shall be solely those of any unsecured creditor of the Corporation.

8.4. SEVERABILITY. If any provision of the SERP is found unlawful by any court having proper jurisdiction, then such provision shall be construed by such court to reflect most nearly the Corporation's original intent in adopting the SERP, consistent with applicable law.

8.5. NOT A CONTRACT OF EMPLOYMENT. The SERP shall not constitute a contract of employment or in any manner obligate the Corporation to continue the employment of any employee.

8.6. SUCCESSORS AND ASSIGNS. The provisions of the SERP shall bind and inure the Corporation and its successors and assigns, as well as each Participant and beneficiary.

8.7. CONSTRUCTION. The SERP shall be construed in accordance with the laws of the State of Florida.









         IN WITNESS WHEREOF, Harris Corporation has caused this SERP, as amended and restated herein, to be executed in its name and on its behalf on this 5th day of January, 1998.

                                       HARRIS CORPORATION



                                       By: /s/ Philip W. Farmer
                                           --------------------
                                       Title: Chairman, President and Chief
                                              -----------------------------
                                                   Executive Officer
                                                   -----------------



                                       ATTEST:



                                       /s/ Richard L. Ballantyne
                                           ---------------------------------



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